UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2015

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28489 (Commission File Number)	02-0563870 (IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On April 30, 2015, Advaxis, Inc. (“Advaxis” or the “Company”) entered into an underwriting agreement with Jefferies LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the underwriting agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, 2,800,000 shares (the “Firm Shares”) of the Company’s Common Stock, $0.001 par value per share (“Common Stock”). In addition, pursuant to the Underwriting Agreement, the Underwriters were granted an option to purchase an additional 420,000 shares of Common Stock (the “Optional Shares” and, together with the Firm Shares, the “Shares”). A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Shares was registered pursuant to a Registration Statement (No. 333-203497) on Form S-3 (the ”Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 17, 2015, and declared effective on April 27, 2015.

The offering closed on May 5, 2015, at which time the Company issued a press release announcing the closing of the transaction described above. The press release is attached hereto as Exhibit 8.01 and is incorporated by reference herein. Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein. This Current Report on Form 8-K is being filed to incorporate the underwriting agreement and opinion by reference into such Registration Statement.

Excluding any underwriting commissions, the estimated expenses incurred by the Company in connection with its issuance and distribution of the shares of common stock were $340,000, comprised of: $20,000 in printing fees; $20,000 in accounting fees and expenses; and $300,000 in legal fees. A registration fee of $23,240 was paid to the Commission on April 17, 2015, in connection with the filing of the shelf registration statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, entered into by Advaxis, Inc. on April 30, 2015, with Jefferies LLC and Barclays Capital Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

8.01	Company Press Release announcing closing of offering on May 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC. (Registrant)

Date: May 5, 2015	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer